PRESS RELEASE

INNOSPEC STRENGTHENS MANAGEMENT TEAM WITH KEY APPOINTMENTS

Newark, Del. - May 27, 2009 - Innospec Inc. (NASDAQ: IOSP) today announced a number of key internal promotions to further strengthen its management team and sharpen the focus on operations to drive the growth of the business.

Phil Boon has been promoted to Executive Vice President, Business Operations and will join the senior executive team. In this role he will continue to be responsible for all Innospec's businesses in Europe, Middle East and Africa (EMEA) and will serve a key role in the strategic development of the Corporation. Dr Boon has been Regional Director since 2004 and in 2008 assumed responsibility for the Active Chemicals and Octane Additives businesses in the region in addition to his responsibilities for the Fuel Specialties business. Prior to this, he has held a number of senior commercial and business leadership roles in the Fuel Specialties business, since joining the Corporation in 1997. He has over 25 years international experience in the chemicals industry, having previously held positions with Ciba Geigy and FMC in the USA and Europe.

Brian Watt has been appointed Vice President, Strategic Planning and Regulatory Affairs. Mr Watt will be responsible for developing and driving the Corporation's strategic plans and growth initiatives. In addition, he will lead the risk management process for the Corporation and be responsible for all aspects of product regulatory compliance across all product groups. Prior to this, Mr Watt has held a number of senior commercial and business roles in both the Fuel Specialties and Active Chemicals businesses, since joining the Corporation as M&A Manager in 2001. Mr Watt has significant international experience in the chemicals industry having previously held positions with Shell, Avecia and Zeneca in Europe and Asia Pacific.

These appointments follow a number of recent internal promotions and moves to build on the success of the Fuel Specialties business and leverage skills and experience to provide focus and direction to key parts of the Corporation. These include the move of Bruce McDonald from Fuel Specialties to lead Active Chemicals in the US and the promotion of Pat McDuff as VP and Director of Business Development, Fuel Specialties, Americas. Tom Entwistle assumed additional responsibility for marketing across the global Fuel Specialties business and Miltos Papachristos, Regional Director, Asia Pacific, assumed responsibility for the Active Chemicals business in the region in addition to his responsibilities for the Fuel Specialties business.

Patrick Williams, President and Chief Executive Officer, said "We have a very strong management team and I am delighted to announce these appointments which demonstrate the strength in depth and talent we have in our Company. By making these appointments we are strengthening our commitment to focus on our customers and look for innovative solutions in all we do. These individuals are proven, well respected executives with exceptional commercial and international business experience who have contributed significantly to our success to date. I am confident that each of them will continue to drive the business forward and help us create value for our shareholders, our customers and our employees."

About Innospec Inc.

Innospec Inc. is an international specialty chemicals company with almost 1,000 employees in 23 countries. Innospec manufactures and supplies a wide range of specialty chemicals to markets in the Americas, Europe, the Middle East, Africa and Asia-Pacific. Innospec's Fuel Specialties business specializes in manufacturing and supplying the fuel additives that help improve fuel efficiency, boost engine performance and reduce harmful emissions. Innospec's Active Chemicals business provides effective technology-based solutions for our customers' processes or products focused in the Personal Care; Household, Industrial & Institutional and Fragrance Ingredients markets. Innospec's Octane Additives business is the world's only producer of tetra ethyl lead.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements, for example, which address operating performance, events or developments that we expect or anticipate will or may occur in the future (including, without limitation, all of the Company's guidance for sales, gross margins, net income, growth potential and other measures of financial performance). Although forward-looking statements are believed by management to be reasonable when made, caution should be exercised not to place undue reliance on such statements because they are subject to certain risks, uncertainties and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, actual results may differ materially from those expressed or implied by such forward-looking statements and assumptions. Risks, assumptions and uncertainties include, without limitation, changes in the terms of trading with significant customers or the gain or loss thereof, changes in the costs and availability of energy, raw materials and other inputs, our ability to continue to achieve organic growth in our fuel specialties and active chemicals businesses, our ability to successfully integrate any acquisitions in our non-Octane Additives businesses, the effects of changing government regulations and economic and market conditions, competition and changes in demand and business and legal risks inherent in the Company's activities, including political and economic uncertainty, import and export limitations and market risks related to changes in interest rates and foreign exchange rates, government investigations, material fines or other penalties resulting from the Company's voluntary disclosure to the Office of Foreign Assets Control of the U.S. Department of the Treasury and the Securities and Exchange Commission ("SEC"), U.S. Department of Justice and United Kingdom Serious Fraud Office investigations into the Company's involvement in the United Nations Oil for Food Program, or other regulatory actions and other risks, uncertainties and assumptions relating to the Company's business operations and prospects are identified in the Company's Annual Report on Form 10-K for the year ended December 31, 2008 and other reports filed with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts:

Kate Davison

Innospec Inc.

+44-151-348-5825

Kate.Davison@innospecinc.com

Tom Pratt

RF|Binder Partners

+1-212-994-7563

Tom.Pratt@RFBinder.com